EXHIBIT 99.2
FINANCIAL STATEMENTS
WNS ENGINEERING
(An Operational Unit of the Wireless Network Services Segment of Kratos Defense & Security Solutions, Inc.)
December 31, 2006 and March 31, 2007 (unaudited)

WNS ENGINEERING
(An Operational Unit of the Wireless Network Services Segment of Kratos Defense & Security Solutions, Inc.)
December 31, 2006 and March 31, 2007 (unaudited)
TABLE OF CONTENTS

Page
FINANCIAL STATEMENTS
Balance Sheets	1

Statements of Income	2

Statements of Cash Flows	3

Notes to Financial Statements	4

WNS Engineering
(An Operational Unit of the Wireless Network Services Segment of Kratos Defense &Security Solutions, Inc.)
Balance Sheets
Periods ended December 31, 2006 and March 31, 2007
(in thousands)

		(unaudited)
	December 31,	March 31,
	2006	2007
Assets
Accounts receivable, net	$14,121	$13,557
Prepaid expenses	545	366
Employee loans, advances and other	9	8

Total current assets	14,675	13,931

Property and equipment, net	2,025	1,776
Goodwill	18,324	18,324

Total assets	$35,024	$34,031

Liabilities and Parent Investment
Accounts payable	$872	$1,278
Accrued expenses	1,269	459
Accrued compensation	4,167	3,701
Billing in excess of costs on uncompleted contracts	964	534
Deferred tax liabilities	340	340
Income taxes payable	747	738
Other current liabilities	205	214

Total current liabilities	8,564	7,264

Deferred tax liabilities	1,092	1,092

Commitments and contingencies (Notes 3)	—	—

Parent investment	25,368	25,675

Total liabilities and parent investment	$35,024	$34,031

See accompanying notes to financial statements.

WNS Engineering
(An Operational Unit of the Wireless Network Services Segment of Kratos Defense &Security Solutions, Inc.)
Statements of Income
For the three months ended March 31, 2006 and 2007
(in thousands)

	(unaudited)
	Three months ended
	March 31,
	2006	2007
Revenue	$17,616	$13,369
Cost of revenue	14,238	10,564

Gross profit	3,378	2,805
Selling, general and administrative expense	3,388	3,121

Loss before income taxes	(10)	(316)
Provision for income taxes	565	(9)

Net loss	$(575)	$(307)

See accompanying notes to financial statements.

WNS Engineering
(An Operational Unit of the Wireless Network Services Segment of Kratos Defense &Security Solutions, Inc.)
Statements of Cash Flows
For the three months ended March 31, 2006 and 2007
(in thousands)

	(unaudited)
	For the three months ended
	March 31,
	2006	2007
Cash flows from operating activities:
Net loss	$(575)	$(307)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	783	375
Net loss on disposition of fixed assets	—	106
Stock-based compensation expense	229	3

Changes in assets and liabilities excluding acquisitions:
Accounts receivable	1,337	564
Prepaid expenses	(145)	179
Other assets	(10)	1
Accounts payable	(1,173)	406
Accrued expenses	834	(810)
Accrued compensation	(852)	(466)
Billing in excess of costs on uncompleted contracts	(614)	(430)
Income taxes payable	547	(9)
Other liabilities	41	9

Net cash provided by (used in) operating activities	402	(379)

Cash flows from investing activities:
Capital expenditures	(294)	(232)

Cash flows from financing activities:
Distribution of cash from Parent	4	611
Proceeds from stock option exercises	(112)	—

Net cash (used in) provided by financing activities	(108)	611

Net increase in cash	—	—

Cash at beginning of period	—	—

Cash at end of period	$—	$—

See accompanying notes to financial statements.

WNS Engineering
(An Operational Unit of the Wireless Network Services Segment of Kratos Defense &Security Solutions, Inc.)
Notes to Financial Statements
Periods ended December 31, 2006 and March 31, 2007 (unaudited)
(in thousands)
Note 1. Organization and Summary of Significant Accounting Policies
(a) Description of Business
The accompanying financial statements represent the financial position and the results of operations of WNS Engineering, an operational unit of the Wireless Network Services Segment (“WNS Engineering” or the “Company”) of Kratos Defense & Security Solutions, Inc. (“Kratos” or the “Parent”) as of December 31, 2006 and March 31, 2007 and for the quarters ended March 31, 2006 and 2007. WNS Engineering provides network engineering and business consulting services for all pre-deployment planning for wireless carriers, including technology assessment, market analysis, and business plan development. This service line studies and analyzes the traffic patterns, population density, and topography and propagation environment in each market under consideration. It analyzes the financial, engineering, competitive and technology issues applicable to proposed technology or network deployment projects.
Kratos initially incorporated in the state of New York on December 19, 1994 as Wireless Facilities, Inc. (“WFI”), commenced operations in March 1995, was reincorporated in Delaware in 1998 and historically conducted business in three segments: Wireless Network Services (“WNS”), Government Network Services (“GNS”) and Enterprise Network Services (“ENS”). Kratos was an independent, global provider of outsourced communications and security systems engineering and integration services for the wireless communications industry through WNS, the U.S. government through GNS, and enterprise customers through ENS.
In 2006 and 2007, the Parent undertook a transformation strategy that culminated in the divestiture in 2007 of its wireless-related businesses and chose to aggressively pursue business with the federal government, primarily the U.S. Department of Defense, through strategic acquisition.
As a result of the divestment of the Parent’s wireless related assets and businesses in 2007, the Parent changed its corporate name to Kratos Defense & Security Solutions, Inc. on September 12, 2007. The name was changed to reflect the Parent’s revised focus as a defense contractor and security systems integrator for the federal government and for state and local agencies and reflects the Parent’s business going forward. All previous financial statements of the Parent prior to September 12, 2007 were issued under the Parent’s previous name, Wireless Facilities, Inc.
(b) Basis of Presentation
The accompanying financial statements present the balance sheets, statements of income, and cash flows of WNS Engineering as an operational unit of the Wireless Network Services Segment of Kratos, including adjustments, allocations and related party transactions. See Note 4, Related Party Transactions for specific expenses allocated to WNS Engineering. The accompanying financials statements were prepared primarily on specific identification of the revenue, costs, assets and liabilities applicable to the WNS Engineering operations. Parent investment is calculated as the difference between the Company’s total assets and total liabilities.
The accompanying financial statements include the accounts of the Company. Historically, financial statements have not been prepared for WNS Engineering. The accompanying financial statements have been prepared in contemplation of a proposed disposition of WNS Engineering by Kratos (see Note 5, Subsequent Event — Sale of WNS Engineering Business). The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America primarily using specific information where available and allocation of certain assets and costs where data is not maintained within the Company’s books and records (see Note 4, Related Party Transactions). All accounts representing payables and receivables between the Company and the Parent have been reclassified to parent investment.
The accompanying financial statements include allocations of certain assets, liabilities and expenses relating to shared services for computers, and administrative functions and costs related to the Company’s worker’s compensation and health insurance plans incurred at the corporate level of Kratos (see Note 4, Related Party Transactions). The Company believes the assumptions and methodologies underlying the allocations of these items from Kratos are reasonable. However, such expenses are not indicative of, nor is it practical or meaningful for management to estimate for all historical periods presented, the actual level of expenses that might have been incurred had the Company been operating as an independent entity. Therefore, the Company’s financial condition and results of operations are not necessarily indicative of what it would have achieved as an independent entity. In the opinion of management, all adjustments consisting of only normal recurring adjustments necessary for a fair presentation of the financial position of the Company, the results of its operations and cash flows have been made.

WNS Engineering
(An Operational Unit of the Wireless Network Services Segment of Kratos Defense &Security Solutions, Inc.)
Notes to Financial Statements
Periods ended December 31, 2006 and March 31, 2007 (unaudited)
(in thousands)
Note 1. Organization and Summary of Significant Accounting Policies (continued)
(c) Stock Based Compensation
As an operating unit of Kratos, the Company has no employee share plans; however, certain employees of the Company have been granted share options under Kratos’ compensation plans. The financial statements presented herein contain compensation expense for participation in these plans under SFAS No. 123R. There were no equity plans that pertained solely to WNS Engineering. Effective January I, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123R (“SFAS I 23R”), “Share-Based Payments,” which requires the measurement and recognition of compensation expense for all share-based payment awards to employees and directors based on estimated fair values. SFAS 123R supersedes the Company’s previous accounting methodology using the intrinsic value method under Accounting Principles Board Opinion APB No. 25, “Accounting for Stock Issued to Employees.” Under the intrinsic value method, no share-based compensation expense related to stock option awards granted to employees had been recognized as all stock option awards granted under the plans had an exercise price equal to or greater than the market value of the common stock on the date of grant. The Company has no awards with market or performance conditions.
On November 10, 2005, the FASB issued FASB Staff Position No. FAS 123(R)-3, “Transition Election Related to Accounting for Tax Effects of Share-Based Payment Awards.” The Company has elected to adopt the alternative transition method provided in this FASB Staff Position for calculating the tax effects of share-based compensation pursuant to FAS 123R. The alternative transition method includes a simplified method to establish the beginning balance of the additional paid-in capital pool (APIC pool) related to the tax effects of employee share-based compensation, which is available to absorb tax deficiencies which could be recognized subsequent to the adoption of FAS 123R.
The Company adopted SFAS 123R using the modified prospective transition method. Under this transition method, compensation expense recognized during the year ended December 31, 2006 included: (a) compensation expense for all share-based awards granted prior to, but not yet vested, as of December 31,2005, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123, and (b) compensation expense for all share-based awards granted or modified subsequent to December 31, 2005, based on the grant date fair value estimated in accordance with the provisions of SFAS 123R. In accordance with the modified prospective transition method, the Company’s consolidated financial statements for prior periods have not been restated to reflect the impact of SFAS 123R. The Company adopted SFAS 123R as of January 1, 2006 and had $229 and $9 thousand related to equity awards that were expensed during the three months ended March 31, 2006 and 2007, respectively.
For the three months ended March 31, 2006 and 2007, there were no incremental tax benefits from stock options exercised in the periods due to expected tax losses for the years. All stock options related to employees involved in the divestiture to LCC International were nullified.
(d) Income Taxes
We account for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not (a likelihood of more than 50%) that some portion or all of the deferred tax assets will not be realized.
We believe that our tax positions comply with applicable tax law. As a matter of course, we may be audited by various taxing authorities and these audits may result in proposed assessments where the ultimate resolution may result in us owing additional taxes. On January 1, 2007, we adopted FASB Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, Accounting for Income Taxes, as further amended by FIN No. 48-1, Definition of Settlement in FASB Interpretation No. 48. This interpretation addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN No. 48, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement.

WNS Engineering
(An Operational Unit of the Wireless Network Services Segment of Kratos Defense &Security Solutions, Inc.)
Notes to Financial Statements
Periods ended December 31, 2006 and March 31, 2007 (unaudited)
(in thousands)
Note 1. Organization and Summary of Significant Accounting Policies (continued)
(e) Recent Accounting Pronouncements
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). This new standard provides guidance for using fair value to measure assets and liabilities and information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. This framework is intended to provide increased consistency in how fair value determinations are made under various existing accounting standards which permit, or in some cases require, estimates of fair market value. SFAS 157 also expands financial statement disclosure requirements about a company’s use of fair value measurements, including the effect of such measures on earnings. The provisions of SFAS 157 are effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is in the process of determining the impact of this statement on its financial statements.
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS 159 apply only to entities that elect the fair value option. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, or the Company’s first quarter of fiscal 2009. The Company has not yet determined if it will elect to apply any of the provisions of SFAS 159 or what the effect of adoption of the statement would have, if any, on its consolidated financial statements.
Note 2. Significant Customers
The following table presents the key customers of the Company and the percentage of net sales made to such customers (dollar amounts in thousands):

		% of Total
Key Customer	Revenue	Revenue
Three months ended March 31, 2006
Cingular (now AT&T)	$7,714	44%
Verizon	1,806	10%
Three months ended March 31, 2007
Cingular (now AT&T)	3,564	27%
Verizon	2,459	18%
The top five customers accounted for approximately 84% and 68% of the total revenues for the three months ended March 31, 2006 and 2007, respectively.
The following table presents net accounts receivable for customers with significant concentrations (dollar amounts in thousands):

	Accounts	% of Total
	Receivable,	Accounts
Key Customer	net	Receivable, net
December 31, 2006
Cingular (now AT&T)	$6,414	45%
Verizon	3,533	25%
March 31, 2007
Cingular (now AT&T)	2,990	22%
Verizon	1,262	9%

WNS Engineering
(An Operational Unit of the Wireless Network Services Segment of Kratos Defense &Security Solutions, Inc.)
Notes to Financial Statements
Periods ended December 31, 2006 and March 31, 2007 (unaudited)
(in thousands)
Note 3. Commitments and Contingencies
The Company periodically evaluates all pending or threatened contingencies and any commitments, if any, that are reasonably likely to have a material adverse effect on its operations or financial position. The Company assesses the probability of an adverse outcome and determines if it is remote, reasonably possible or probable as defined in accordance with the provisions of SFAS No.5, “Accounting for Contingencies.” If information available prior to the issuance of the Company’s financial statements indicates that it is probable that an asset has been impaired or a liability has been incurred at the date of the Company’s financial statements, and the amount of the loss, or the range of probable loss can be reasonably estimated, then such loss is accrued and charged to operations. If no accrual is made for a loss contingency because one or both of the conditions pursuant to SFAS No.5 are not met, but the probability of an adverse outcome is at least reasonably possible, the Company will disclose the nature of the contingency and provide an estimate of the possible loss or range of loss, or state that such an estimate cannot be made.
From time to time, the Company may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Company’s business. The Company is currently not aware of any such legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.
The Company maintains an accrual for the Company’s health and workers compensation partial self-insurance, which is a component of total accrued expenses in the balance sheet. Management determines the adequacy of these accruals based on a monthly evaluation of Kratos’s historical experience and trends related to both medical and workers compensation claims and payments, information provided to Kratos by Kratos’s insurance broker, industry experience and the average lag period in which claims are paid. If such information indicates that the Company’s accruals require adjustment, the Company will, correspondingly, revise the assumptions utilized in the Company’s methodologies and reduce or provide for additional accruals as deemed appropriate. As of December 31, 2006 and March 31, 2007, the accrual for the Company’s partial self-insurance programs approximated $799 thousand and $2.6 million, respectively, and is included in accrued compensation in the accompanying balance sheets. Kratos also carries stop-loss insurance that provides coverage limiting the Company’s total exposure related to each medical and workers compensation claim incurred, as defined in the applicable insurance policies.
Note 4. Related Party Transactions
Kratos provides all cash management services for the Company. Distributions of cash to the Parent are a result of collections exceeding the payments that the Parent has made on behalf of the Company. Kratos allocates expenses to the Company related to computer hardware and software depreciation costs based upon the ratio of the employee headcount for the wireless network services segment to the total headcount of corporate and wireless network services employee headcount. The total amount of depreciation allocated for computer hardware and software for the three months ended March 31, 2006 and 2007 was $76 thousand and $49 thousand, respectively.
Kratos provides health and workers compensation insurance for the Company’s employees through its partial self-insurance programs. Kratos allocates expenses to the Company based upon headcount. The total amount allocated for this insurance for the three months ended March 31, 2006 and 2007 was $443 thousand and $443 thousand, respectively (See Note 3, Commitments and Contingencies.) The Company and its Parent believe that all allocations are made on a reasonable and consistent basis in each of the years; however, these costs are not necessarily representative of the costs that would have been or will be incurred by the Company if it were operating on a stand-alone basis.
As operating unit of Kratos, WNS Engineering assets are part of the collateralized assets for the Kratos credit agreement with KeyBank National Association (“KeyBank”). As part of the closing conditions related to the Parent’s sale of WNS Engineering to LCC International (“LCCI”), KeyBank released the liens related to the WNS Engineering assets (see Note 10, Subsequent Event — Sale of WNS Engineering Business).

WNS Engineering
(An Operational Unit of the Wireless Network Services Segment of Kratos Defense &Security Solutions, Inc.)
Notes to Financial Statements
Periods ended December 31, 2006 and March 31, 2007 (unaudited)
(in thousands)
Note 5. Subsequent Event — Sale of WNS Engineering Business
On May 29,2007, the Parent entered into an Asset Purchase Agreement (the “Acquisition Agreement”) with LCCI pursuant to which the Parent agreed to sell to LCCI all of the assets used in the conduct of the operation of the Parent’s WNS Engineering business that provides engineering services to the nongovernment wireless communications industry in the United States on the terms set forth in the Acquisition Agreement, subject to the satisfaction of certain closing conditions. The Board of Directors of each of the Parent and LCCI approved the Acquisition and the Acquisition Agreement.
The aggregate consideration paid by LCCI in connection with the Acquisition was $46 million, subject to certain adjustments. Pursuant to the terms of the Acquisition Agreement, LCCI delivered a subordinated promissory note for the principal amount of $21.6 million (the “Subordinated Promissory Note”), subject to working capital adjustments, and paid $17 million in cash at the closing, and Kratos has retained an estimated $7.4 million in net accounts receivable of the Business, subject to working capital adjustments.
The transaction was completed on June 4, 2007. The Parent recorded a gain from the sale of the WNS Engineering operations of $14.8 million in the second quarter of 2007. On August 10, 2007, in accordance with the terms of the Acquisition Agreement, the Parent provided the closing balance sheet working capital calculation, which indicated a $2.6 million working capital adjustment was due to the Parent as an increase to the balance of the Subordinated Promissory Note. LCCI had thirty days to review the calculation and notify the Parent of any dispute. The Parent and LCCI have agreed to a formal working capital calculation and related adjustment of $2.4 million.
As part of the closing conditions related to the Company’s sale to LCCI, KeyBanc released the liens related to the Company’s assets.